UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 12, 2003

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(Address of principal executive offices)

(215) 785-4000
(Registrant's telephone number, including area code)

Item 5.  Other Events.

On November 12, 2003, Jones Apparel Group, Inc. issued a press release announcing that it has agreed to increase its purchase price for Kasper A.S.L., Ltd. by $17.0 million in order to facilitate a timely closing of the transaction.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7. Exhibits.

99.1	Press Release of the Registrant dated November 12, 2003.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

 Date: November 12, 2003

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated November 12, 2003.

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